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                                                            Exhibit 99.23(i)(j)


                           DRESDNER RCM GLOBAL FUNDS, INC.

                                ARTICLES OF AMENDMENT
                                          TO
                              ARTICLES OF INCORPORATION
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Dresdner RCM Global Funds, Inc., a Maryland corporation, having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The Charter of the Corporation is amended by:

     (a) Amending the names of the existing classes of capital stock currently designated as "Dresdner RCM Global Health Care Fund" and "Dresdner RCM Biotechnology Fund" to the following, respectively;

               Dresdner RCM Global Health Care Fund Class N
               Dresdner RCM Biotechnology Fund Class N


     SECOND:   The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     THIRD:    The amendments to the Charter of the Corporation as set forth above have been approved by at least a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     IN WITNESS WHEREOF, Dresdner RCM Global Funds, Inc. has caused these Articles of Amendment to be executed by its President and witnessed by its Assistant Secretary on this 29th day of April, 1999. The President of the Corporation who signed these Articles of Amendment acknowledges them to be the act of the Corporation and states under penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all materials respects.

WITNESS:                                DRESDNER RCM GLOBAL FUNDS, INC.



By: /s/Karen Jacoppo-Wood               By: /s/ George A. Rio
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Karen Jacoppo-Wood                      George A. Rio
Assistant Secretary                     President